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                                     MOONEY
                           The Symbol of Performance





FOR IMMEDIATE RELEASE                       CONTACT: Dave Franson
---------------------                                Mooney Public Relations
January 11, 2006                                     Cell 316.641.6766
                                                     dfranson1@cox.net



                       MOONEY AEROSPACE GROUP, LTD. NAMES
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                       STEVEN KAROL CHAIRMAN OF THE BOARD
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KERRVILLE, Texas --Mooney Aerospace Group, Ltd. (OTC BB: MNYG) today announced that its Board of Directors has voted unanimously to appoint Steven E. Karol as Chairman of its Board of Directors, replacing Walt Catlow. Mr. Catlow's resignation from the Board of Directors was accepted by the board on Friday, January 6th, 2006. Mr. Karol is the Managing Partner and Founder of Watermill Ventures and Watermill Advisors. He has over 25 years of experience leading companies in strategy development, acquisition and revitalization for both Watermill's portfolio as well as client companies. He also serves as the Chairman of the Board and CEO of HMK Enterprises, Inc., a privately held investment company which owns and operates North American based industrial companies.

Mr. Catlow said upon leaving, "I have enjoyed our professional relationship during 2005...taking Mooney to unparalleled stature in the field of personal air transportation. I wish all of you continued success and the best for the company with its wonderful products and powerful brand."

"My relationship with Mooney is both professional and passionate," Mr. Karol said. "I recognize the challenges and opportunities we face as a company. Mooney has made significant progress in the past two years and I believe that I can help build upon that momentum. At the same time, I can't help but look at Mooney from a pilot's perspective and I have to say that I'm excited about the products we're offering and the excellent reputation Mooney enjoys in the general aviation marketplace," he added.


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                                     MOONEY
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In addition to leading the Mooney Aerospace and Mooney Airplane Company boards,
Mr. Karol is also a member of the Board of Directors for StockerYale, Inc. and the J. Walter Company. A past International President of the Young Presidents' Organization (YPO) from 1998 to 1999, he also served on the organization's International Board of Directors from 1992 to 2001, and as Chairman of its Strategic Planning from 1993 to 1996. Mr. Karol has been a private pilot since 1975.

Mr. Karol received his B.S. at Tufts University, and he is a graduate of the Presidents' Program on Leadership (PPL) at Harvard Business School. He is married with three children.

About Mooney Aerospace Group, Ltd.

Mooney Airplane Company, located in Kerrville, Texas, is a wholly owned subsidiary of Mooney Aerospace Group, Ltd., a general aviation holding company that is publicly traded under symbol (OTC BB: MNYG). Mooney Airplane Company currently sells five models of the M20, the highest performing, four-place single-engine piston-powered aircraft, now available with the Garmin G1000 glass panel display. Since its inception in 1946, the company has manufactured and delivered more than 10,000 aircraft worldwide. Today, 7,000 customers in the United States and 1,000 more overseas fly these proven, high-performance airplanes. For more information, visit www.mooney.com. Investors should visit http://www.otcfn.com/mnyg.


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                                     MOONEY
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This press release contains forward-looking statements within the meaning of The
Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.